UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2016

WECAST NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516

New York, New York 10013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mingcheng Tao Resignation

On December 4, 2016, Mr. Mingcheng Tao, the Chief Executive Officer and director of the Board of Directors of the Company (the “Board”) of Wecast Network, Inc. (the “Company”) notified the Board of his resignation from his position as CEO and from the Board, effective immediately. Mr. Tao’s resignation was not because of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Tao for his service to the Company.

Bing Yang Chief Executive Officer Appointment

On December 4, 2016, the Board appointed Mr. Bing Yang, age 54, as the new Chief Executive Officer of the Company and as a director of the Board to fill the vacancy created by Mr. Tao’s resignation, effective December 4, 2016. Mr. Yang’s current employment agreement will remain the same. There is no arrangement or understanding between Mr. Yang and any other person pursuant to which he was selected CEO, there is no family relationship between Mr. Yang and any director or officer of the Company, and Mr. Yang is not party to any transaction in which the Company is a participant.

Mr. Yang has served as President of the Company’s newly formed E-Commerce division since April 26, 2016. Prior to that, Mr. Yang came to the Company with a wide range of experience in research & development, product development and sales and marketing. Between May 2015 and March 2016, he served as CEO for On-Ramp Service, Inc., a high-end lifestyle cross-border online retail platform. From October 2014 to May 2015, Mr. Yang was the CEO of KJT.com, a pioneer of the crossborder e-commerce in China based in Shanghai. Prior to KJT, Mr. Yang held various executive level positions throughout his thirty-year career at companies such as Cisco and Convergent Networks, a pioneer in VoIP technologies. He was a General Manager for Cisco Systems (Shanghai) Video Technology Corp. Ltd between June 2011 and October 2014, and managing director Cisco System, R&D Center between February 2008 and October 2014. Mr. Yang earned a Bachelor of Science in Electrical Engineering from the University of Texas at Austin and a Master of Science in Electrical Engineering from the University of New Hampshire.

The Company issued the press release attached hereto as Exhibit 99.1 disclosing Mr. Tao’s resignation and Mr. Bing’s appointment and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Wecast International, Inc. dated December 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECAST NETWORK, INC.

Date: December 8, 2016	By:	/s/ Bing Yang
Bing Yang
Chief Executive Officer